MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”), effective as of the last date provided on the signature page (the “Effective Date”), is made by and between Eton Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Imprimis Pharmaceuticals, Inc., a Delaware corporation (the “Manager”).

WHEREAS, the Company is in need of certain services in order to operate prior to retaining the services of its own employees and third-party consultants.

WHEREAS, the Company wishes to retain the Manager to provide certain services to the Company, and the Manager is willing to provide such services on the terms set forth below.

NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Appointment of Manager. The Company appoints the Manager and the Manager accepts appointment on the terms and conditions provided in this Agreement as advisor to the Company. The parties expressly acknowledge that Manager is an affiliate of and equity holder in the Company.

2. Board of Directors Supervision. The activities of the Manager to be performed under this Agreement shall be subject to the supervision of the Board of Director of the Company (the “Board”) or the Company’s Chief Executive Officer and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the Board and in effect from time to time. Where not required by applicable law or regulation, the Manager shall not require the prior approval of the Board to perform its duties under this Agreement.

3. Services of the Manager. Subject to any limitations imposed by applicable law or regulation, the Manager, by and through itself and/or such Manager’s successors, assigns, affiliates, officers, employees and/or representatives and third parties, shall render or cause to be rendered general business services to the Company as requested from time to time by the Company and agreed to by the Manager, which services may include certain human resources activities, web services, bookkeeping and other related services (the “Services”). The Manager shall provide and devote to the performance of this Agreement such employees, affiliates and agents of the Manager as the Manager shall deem appropriate to the furnishing of the Services hereunder. The Manager will devote such time and efforts to the performance of the Services contemplated hereby as the Manager deems reasonably necessary or appropriate; provided, however, no minimum number of hours is required to be devoted by the Manager on a weekly, monthly, annual or other basis. Company acknowledges that the Manager’s Services are not exclusive to the Company or their respective subsidiaries and that the Manager may render similar Services to other persons and entities. The parties understand that the Company may at times engage one or more advisers to provide Services in addition to Services provided by the Manager under this Agreement.

4. Independent Contractor. The Manager shall be an independent contractor, and nothing in this Agreement shall be deemed or construed to (i) create a partnership or joint venture between the Company and the Manager, (ii) cause the Manager to be responsible in any way for the debts, liabilities or obligations of the Company or any other party, or (iii) cause the Manager or any of their employees, partners or members to be officers, employees or agents of the Company.

5. Expenses. The Company shall pay to the Manager on demand all Reimbursable Expenses whether incurred prior to or following the date of this Agreement. As used herein, “Reimbursable Expenses” means (i) all out-of-pocket expenses incurred relating to the Services provided by the Manager to the Company from time to time (including, without limitation, all travel related expenses), (ii) all out-of-pocket legal expenses incurred by Manager or its affiliates in connection with the enforcement of rights or taking of actions under this Agreement or any related documents or instruments, and (iii) all expenses incurred by the Manager or its affiliates on behalf of the Company, including in connection with its management and operations, whether incurred prior to or following the date of this Agreement.

6. Compensation of Manager. In consideration of the Services to be rendered, the Company will pay to the Manager a monthly fee of Ten Thousand Dollars ($10,000) (the “Consulting Fee”), payable on the 1st business day of each calendar month. If any restrictions prohibit the payment of any installment of the Consulting Fee, such Consulting Fee installment shall accrue and the Company shall make such installment payment as soon as it is permitted to do so under such restrictions. If the Company acquires or enters into any additional business operations after the date of this Agreement, the Company and the Manager will, prior to the acquisition or prior to entering into the business operations, in good faith, determine whether and to what extent the Consulting Fee should be increased as a result thereof. Any increase will be evidenced by a written supplement to this Agreement signed by each of the Company and the Manager.

7. Term. This Agreement shall commence on the Effective Date and shall remain in effect until terminated pursuant to this Section. Either party shall have the right to terminate this Agreement at any time for any reason upon thirty (30) days written notice. No termination of this Agreement, whether pursuant to this Section or otherwise, shall affect the Company’s obligations with respect to the fees, costs and expenses incurred by the Manager in rendering Services hereunder and not reimbursed by the Company as of the effective date of such termination. In addition, the provisions of Sections 8, 9, 15, 16 and 20 shall survive the termination of this Agreement and remain binding and in effect.

8. Liability. The Manager (including any person or entity acting for or on behalf of the Manager) shall not be liable for any mistakes of fact, errors of judgment, or losses sustained by the Company or for any acts or omissions of any kind (including acts or omissions of the Manager), except to the extent caused by intentional misconduct of the Manager as finally determined by a court of competent jurisdiction. In no event will Manager (including any person or entity acting for or on behalf of the Manager) be liable to the Company or any of their affiliates for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to, in connection with or arising out of this Agreement, before or after termination of this Agreement, including without limitation the services to be provided by the Manager hereunder, or for any act or omission that does not constitute intentional misconduct of the Manager or in excess of the fees received by the Manager hereunder.

9. Indemnification of Manager. The Company hereby agrees to indemnify and hold harmless the Manager and its present and future officers, directors, affiliates, employees and agents (“Indemnified Parties”) from and against all third party losses, claims, liabilities, suits, costs, damages and expenses (including attorneys’ fees) (collectively, “Claims”) arising from their performance of Services hereunder, except to the extent any Claims arise from the an Indemnified Party’s intentional misconduct. The Company further agrees to reimburse the Indemnified Parties for any cost of defending any such action or investigation (including attorneys’ fees and expenses), subject to an undertaking from such Indemnified Party to repay the Company if such party is determined not to be entitled to such indemnity.

10. Assignment. Without the consent of the Manager, the Company shall not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor shall it delegate any of its obligations or duties hereunder. The Manager shall not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor shall it delegate any of its obligations or duties under this Agreement, except that the Manager may transfer its rights and delegate its obligations hereunder to its affiliates.

11. Notices. Any notice or other communication required or permitted to be made or given under this Agreement to either party shall be in writing and shall be sufficiently given if (i) hand delivered, (ii) sent by overnight guaranteed delivery service, such as Federal Express or UPS; or (iii) sent by facsimile transmission or electronic mail during addressee’s normal business hours, with a duplicate copy sent by overnight delivery or certified or registered mail (except for any notice of termination which must be sent by method (i) or (ii)), addressed as follows:

If to the Company:	Eton Pharmaceuticals, Inc.
12264 El Camino Real, Suite 350
San Diego, CA 92130
Attn: Andrew R. Boll

If to the Manager:	Imprimis Pharmaceuticals, Inc.
12264 El Camino Real, Suite 350
San Diego, CA 92130
Attn: Mark L. Baum

or to such other address or addressee as either party may from time to time designate to the other by written notice. Any such notice or other communication shall be deemed to be given as of the date it is received by the addressee.

12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

13. No Waiver. The failure by any party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

14. Advice of Counsel. Each party acknowledges that, in executing this Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

15. Governing Law. The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN SAN DIEGO COUNTY, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

16. Attorneys’ Fees. Should any party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

17. Entire Agreement; Amendment. This Agreement embodies the entire agreement between the parties and supersedes any prior representations, communications, understandings and agreements between the parties regarding the subject matter hereof. There are no representations, communications, understandings or agreements, oral or written, between the parties regarding the subject matter hereof that are not fully expressed herein. No term or section of this Agreement may be charged, waived, discharged, amended or modified orally or in any manner other than in writing executed by both of the parties hereto.

18. Execution of the Agreement. Each party executing this Agreement has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by each party of this Agreement. This Agreement has been duly and validly executed and delivered by each party and constitutes a valid and binding obligation, enforceable in accordance with the respective terms herein. Upon delivery of this Agreement, this Agreement, and the other agreements and exhibits referred to herein, will constitute the valid and binding obligations of each party, and will be enforceable in accordance with their respective terms.

19. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

20. Confidentiality. The Company may not disclose the terms of this Agreement except as may be required by applicable law or the rules of any exchange on which the Company’s or its affiliates’ securities are traded.

21. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic delivery in PDF format shall be as effective as delivery of a manually executed counterpart of this Agreement and shall be sufficient to bind the parties to the terms and conditions of this Agreement.

***SIGNATURE PAGE FOLLOWS***

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Management Services Agreement to be executed and delivered as of the date first above written.

COMPANY		MANAGER

Eton Pharmaceuticals, Inc.		Imprimis Pharmaceuticals, Inc.

/s/ Andrew R. Boll		/s/ Mark L. Baum
By:	Andrew R. Boll	By:	Mark L. Baum
Its:	Executive Director	Its:	Chief Executive Officer

Date:	May 1, 2017	Date:	May 1, 2017